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                                                                   EXHIBIT 99.12


July 30, 1998

Mr. Thomas Gorman
Signal Capital Corp.
55 Ferncroft Road
Danvers, Massachusetts 01923

         Re: Amendment to Stockholders Agreement dated as of June 28, 1991 by and among Universal Standard Equity, Ltd., Westsphere Capital Associates, L.P., Westsphere Capital, Inc., Westsphere Funding II, L.P., Fleet National Bank, Signal Capital Corp. ("Signal"), Marvin Eisner, MML, Inc., Robert Nowikowski, Barbara Pace, John Watkins, Perry McClung, Janney Montgomery Scott, Inc., Richard J. Berman, Marcus & Katz and Elan Holdings Corp. (the "Original Stockholders Agreement")

Dear Mr. Gorman:

         Pursuant to the Stock Purchase Agreement between Universal Standard Healthcare, Inc. ("Universal") and Laboratory Corporation of America Holdings ("LCA"), dated July 16, 1998, (the "Stock Purchase Agreement'), Universal hereby requests Signal's consent to amend the Original Stockholders Agreement to allow LCA to piggyback on a registration statement initiated by Signal, in accordance with Section 10(b) of the Stock Purchase Agreement, and to amend Section 3.6 of the Original Stockholders Agreement to provide for the basis on which Signal and LCA participate in a piggyback registration. Article III of the Original Stockholders Agreement and Section 10 of the Stock Purchase Agreement are attached for your information.

         Signal, by executing this letter where indicated below, consents to LCA having the right to piggyback on a registration statement initiated by Signal pursuant to Section 3.1 of the Original Stockholders Agreement in accordance with Section 10(b) of the Stock Purchase Agreement.

         Signal, by executing this letter where indicated below, hereby agrees to the amendment and restatement of Section 3.6 of the Original Stockholders Agreement as follows:

         3.6 Underwriting Requirements. In connection with any offering pursuant to Section 3.2 involving an underwriting of Securities, the Company shall not be required under Section 3.2 to include any of the Holders' or Special Warrantholders' Registrable Securities in such underwriting unless the Holders and Special Warrantholders accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it. If the managing underwriter advises the Company in writing that in its opinion the total number or dollar amount of securities requested to be included in such registration exceeds the number or dollar amount of securities which can be offered and


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         sold on reasonable terms and price under prevailing market conditions, the Company will include in such registration first the securities which the Company proposes to sell, if the registration was initiated by the Company, or the securities which the Initiating Shareholders propose to sell, if the registration was initiated by or for shareholders of the Company with contractual registration rights (the "Initiating Shareholders"), and then the remaining number and dollar amount of securities of the Company which, in the opinion of the underwriter, can be sold shall be allocated among (i) the Selling Holders, (ii) the Special Warrantholders, (iii) other persons or entities with contractual registration rights seeking to include their securities of the Company in the registration statement (the "Other Holders") (collectively, the Selling Holders, the Special Warrantholders, and the Other Holders shall be referred to as the "Registration Participants") and, (iv) in the case where the registration was initiated by or for Initiating Shareholders, the Company, in proportion to the number of shares of Common Stock or other securities each such person has elected to include in the registration statement.

                  Notwithstanding the foregoing, if the Company proposes to sell any of its securities under the 1933 Act pursuant to the terms of warrants, rights or convertible securities which are being registered in connection with the registration of such warrants, rights or convertible securities or in connection with dividend reinvestment plans, the Company shall have no obligation to register Registrable Securities for sale as part of the offering of such warrants, rights or convertible securities unless the Registrable Securities cannot be registered and sold in an offering conducted subsequent to such offering, and provided that if the managing underwriter or their representative, or the selling dealers or their representatives, if any, determine, reasonably and in good faith that the number of securities in any registration exceeds the number of shares which can be offered and sold on reasonable terms and price under prevailing market conditions, the Company will include in its registration the warrants, rights or convertible securities which the Company proposes to sell and then, in a subsequent offering, the number and dollar amount of Common Stock or other securities of the Company which the Registration Participants seek to include in the registration statement and which can be sold under prevailing market conditions, reduced, if necessary, on a proportionate basis among the Registration Participants as described above.

         Please execute this letter below to indicate your acceptance of this amendment.

                                          Sincerely,

                                          UNIVERSAL STANDARD HEALTHCARE, INC.

                                          /s/ Alan S. Ker

                                          Alan S. Ker, Chief Financial Officer





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The undersigned hereby consents to the amendment to the Original Stockholders
Agreement set forth above.

                                                   SIGNAL CAPITAL CORP.


                                                   By: /s/ Thomas W. Gorman
                                                      --------------------------
                                                   Its: Sr. Investment Manager
                                                       -------------------------

The amendment set forth above is hereby acknowledged by Laboratory Corporation of America Holdings.

                                                   LABORATORY CORPORATION OF
                                                   AMERICA HOLDINGS


                                                   By: /s/ Bradford T. Smith
                                                      --------------------------
                                                   Its: Executive Vice President
                                                       -------------------------